SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 23, 2006

THE NEWKIRK MASTER LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Its Charter)

                                                                Delaware

(State or Other Jurisdiction of Incorporation)

0-50268	11-3636084
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4680

(Registrant's Telephone Number, Including Area Code)

                                          n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

  X           Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

___         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 23, 2006, Newkirk Realty Trust, Inc. (“NRT), the general partner of The Newkirk Master Limited Partnership (“Newkirk MLP”), entered into a definitive Agreement and Plan of Merger with Lexington Corporate Properties Trust (“LXP”), a Maryland real estate investment trust, pursuant to which NRT will merge with and into LXP. If the Merger is consummated, each holder of NRT’s common stock will be entitled to receive 0.80 common shares of LXP in exchange for each share of NRT common stock and the name of the surviving entity will be changed to Lexington Realty Trust (the “Surviving Entity”). Upon effectiveness of the Merger, the Surviving Entity will become the new general partner of Newkirk MLP.

In connection with the Merger, the limited partnership agreement of Newkirk MLP will be amended to provide that, among other things, units of limited partnership of Newkirk MLP, which are currently redeemable at the option of the holder for cash based on the value of a share of NRT common stock (or, at NRT’s option, in NRT common stock), will be redeemable at the option of the holder for cash based on the value of a common share of LXP (or, if the Surviving Entity elects, on a one-for-one basis for common shares of LXP). In this regard, Newkirk MLP will effect an appropriate reverse split of its units of limited partnership to properly accommodate the one-for-one redemption factor.

The Merger Agreement has been approved by the Board of Directors and a special committee of the Board of Directors of NRT and by the Board of Trustees and a Special Committee of the Board of Trustees of LXP. The Merger is subject to the approval of the holders of Newkirk MLP partnership units to the amendment of the Newkirk MLP limited partnership agreement in order to facilitate the Merger and the appointment of the Surviving Entity as the successor general partner of Newkirk MLP. The merger is also subject to the approval of the shareholders of LXP and the stockholders of NRT, as well as the effectiveness of a Registration Statement on Form S-4 to be filed by LXP.

NRT and LXP have each made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to conduct their businesses in the usual, regular and ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Merger and not to engage in various kinds of transactions during such period. In addition, prior to the closing of the Merger it is anticipated that LXP will make a special one-time cash distribution of $.17 per share to its shareholders and unitholders.

The Merger Agreement contains certain termination rights for both NRT and LXP and provides that in certain specified circumstances, a terminating party must pay the other party’s expenses up to $5 million in connection with the proposed transaction. In addition, the Merger Agreement provides that in certain specified circumstances (generally in the event a terminating party enters into an alternative transaction within six months of termination), a terminating party must also pay the other party a break-up fee of up to $25 million (less expenses, if any, previously paid by the terminating party to the non-terminating party).

Following the closing of the transactions contemplated by the Merger Agreement, Michael L. Ashner, Chairman of the Board of Directors and Chief Executive Officer of NRT, will enter into a new three-year employment agreement with LXP and become Executive Chairman and Director of Strategic Acquisitions of the Surviving Entity. T. Wilson Eglin, Chief Executive Officer of LXP, will serve as President, Chief Executive Officer, Chief

Operating Officer and Trustee of the Surviving Entity and Patrick Carroll, LXP’s Chief Financial Officer will continue as Executive Vice President and Chief Financial Officer of the Surviving Entity. John B. Vander Zwaag, Executive Vice President of LXP, will serve as Executive Vice President of Portfolio Management. Lara S. Johnson, Executive Vice President of NRT, will serve as Executive Vice President of Strategic Transactions. E. Robert Roskind, Chairman of LXP’s Board of Trustees, and Richard J. Rouse, Vice Chairman of LXP’s Board of Trustees, will each serve as Co-Vice Chairman of the Surviving Entity’s Board of Trustees and Mr. Rouse will continue to serve as Chief Investment Officer. The Surviving Entity’s Board of Trustees will consist of eleven members, three of whom will be appointed by NRT and eight of whom will be appointed by LXP.

In connection with the Merger, NRT will terminate its advisory agreement with Newkirk Advisors LLC for an aggregate payment by NRT of $12.5 million. In addition, the Surviving Entity will obtain the benefit of NRT’s exclusivity arrangement with Mr. Ashner with respect to all business opportunities related to net-leased properties that are offered to or generated by Mr. Ashner.

Bear Stearns & Co., Inc. served as financial advisor to NRT and provided a fairness opinion in connection with the transaction in which it concluded that the transaction was fair, from a financial point of view, to the holders of NRT’s common stock.

Voting Agreement

Simultaneously with the execution of the Merger Agreement, certain beneficial owners of approximately 46% of NRT’s voting securities and 39.13% of the outstanding limited partnership interests in Newkirk MLP, entered into voting agreements pursuant to which they agreed, among other things, to vote to approve the Merger and the amendments to the limited partnership agreement of Newkirk MLP. NRT owns approximately 30.1% of the outstanding limited partnership interests in Newkirk MLP and intends to vote in favor of the amendments to the limited partnership agreement of Newkirk MLP.

Additional Information about the Merger and Where to Find It

A copy of the joint press release issued by NRT and LXP is attached hereto as Exhibit 99.1. Those portions in quotations are deemed furnished not filed. In addition, the joint investor presentation with respect to the Merger, which is attached hereto as Exhibit 99.2, is deemed furnished not filed.

Newkirk MLP will file a proxy statement regarding the change of general partner and amendment to limited partnership agreement described in this Current Report with the Securities and Exchange Commission. Investors and security holders are urged to read the proxy statement when it becomes available. A definitive proxy statement will be sent to security holders of Newkirk MLP seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by Newkirk MLP with the SEC at the SEC’s web site at www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained free of cost by directing a request to The Newkirk Master Limited Partnership, 7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, MA 02114, Telephone: (617) 570-4680.

Newkirk MLP, NRT and its directors and officers may be deemed to be participants in the solicitation of proxies from the unit holders of Newkirk MLP in connection with the transactions described herein. Information about Newkirk MLP, NRT and its directors and officers can be found in Newkirk MLP’s and NRT’s respective Annual Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

2.1	Agreement and Plan of Merger dated July 23, 2006, by and among Newkirk Realty Trust and Lexington Corporate Properties Trust.
99.1	Press Release dated July 23, 2006
99.2	Investor Presentation, dated July 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 24th day of July, 2006.

THE NEWKIRK MASTER LIMITED PARTNERSHIP

By:	Newkirk Realty Trust, Inc.

By:	/s/ Michael L. Ashner

Michael L. Ashner

Chief Executive Officer